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                                                                    EXHIBIT 10.5


                                 AMENDMENT NO. 1
                                       TO
                     EXECUTIVE SALARY CONTINUATION AGREEMENT


        This Amendment No. 1 to the Executive Salary Continuation Agreement ("Amended Agreement") is made and entered into as of this 16th day of July, 1998 by and between The Bank of Hemet, a California banking corporation (the "Employer") and James B. Jaqua, an individual residing in the State of California (hereinafter referred to as "Executive").

                            RECITALS AND UNDERTAKINGS

        A. WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

        B. WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

        C. WHEREAS, the Employer has provided Executive with certain salary continuation benefits as set forth in the Salary Continuation Agreement ("Original Agreement") between Employer and Executive dated March 22, 1995; and

        D. WHEREAS, Executive has further shown his value to the Employer since the date of the Original Agreement, it is deemed to be in the best interests of the Employer to amend this agreement to provide that no "golden parachute" payments will be made.

        NOW, THEREFORE, the parties hereto agree to amend the Original Agreement as follows:

               1. A new Section 12A is added to the Original Agreement and shall read in the entirety as follows:

                      12A. NO PAYMENT OF BENEFITS RESULTING IN GOLDEN PARACHUTE
               TAXES UNDER SECTION 280G OF THE CODE. No payment shall be made to Executive pursuant to this Agreement to the extent that such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Furthermore to the extent that the Internal Revenue Service or other applicable governmental taxing authority determines that there has been an "excess parachute payment" and a notice of deficiency or similar notice has been issued, then the Employer or its successor agrees to pay all expenses associated with professional fees (legal and tax accounting) in connection with the protest,


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               challenge, and defense of any such notice and the appeal of any decision on such matter. The Employer or its successor agrees not to settle the matter short of the appellate level without the written consent of the Executive. In the event that the Internal Revenue Service or other applicable governmental taxing authority ultimately determines that, in fact, there has been an "excess parachute payment" by the Employer, then the amount necessary to reduce the total payments such that there would be no "excess parachute payment" would be immediately and retroactively characterized as a loan from the Employer or its successor to Executive with interest at a rate equal to the ten year Treasury Bond (or if the Employer or its successor is a bank subject to Regulation O then the loan shall be at substantially the same terms as credit underwriting procedures that are not less stringent than, those prevailing at the time the loan would have been made for comparable transactions of the Employer or its successor and shall be subject to the other conditions of Regulation O). The loan shall be subject to repayment at the demand of the Employer or its successor.

               2. Except as amended hereby, the provisions of the Original Agreement remain in full force and effect and the enforceability thereof is not affected by this Amended Agreement.

        IN WITNESS WHEREOF, the parties to this Amended Agreement have duly executed this Amended Agreement as of the day and year first above written.

                                        THE BANK OF HEMET


By: /s/ John J. McDonough, Chairman
    --------------------------------

                                        JAMES B. JAQUA


By: /s/ James B. Jaqua, President and Chief Executive Officer
    ---------------------------------------------------------


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